December 14, 1999


Bourbon Bancshares, Inc.
P.O. Box 157
Paris, Kentucky  40362-0157

     Re:   Registration Statement on Form S-8

Board of Directors:

     We have acted as counsel to Bourbon Bancshares, Inc. (the "Company") in connection with the registration of 264,340 common shares (the "Common Shares") of the Company covered by the Registration Statement on Form S-8 filed by the Company pursuant to the Securities Act of 1993, as amended (the "Act"), to which this opinion is an exhibit, which Common Shares may be issued pursuant to the following:
(a) 1985 Incentive Stock Option Plan, (b) 1993 Employee Stock Ownership Incentive Plan, (c) 1993 Non-Employee Directors Stock Ownership Incentive Plan, (d) 1999 Employee Stock Option Plan and (e) the Employee Gift Program.

     As such counsel, we have examined originals, or copies certified to our satisfaction, of the foregoing plans, the Company's Articles of Incorporation and Bylaws, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as we have deemed relevant and necessary as a basis for our opinion. In such examination we have assumed the genuineness of all documents submitted to us as originals and the conformity with the original document of documents submitted to us as copies.
In addition, as to matters of fact only, we have relied to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly and validly authorized for issuance in accordance with the terms of the foregoing plans, and when the Common Shares are issued, delivered and paid for, in accordance with the terms of the foregoing plans, they will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                   Very truly yours,

                                   BROWN, TODD & HEYBURN PLLC

                                   /s/ James A. Giesel
                                   James A. Giesel, Member